As filed with the Securities and Exchange Commission on June 9, 2015

Registration No. 333-59148

Registration No. 333-95099

Registration No. 333-51259

Registration No. 333-36749

Registration No. 333-11597

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-59148

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-95099

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-51259

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-36749

Post-Effective Amendment No. 1 to

FORM S-8 REGISTRATION STATEMENT No. 333-11597

UNDER THE SECURITIES ACT OF 1933

DISH Network Corporation

(Exact Name of Registrant as Specified in Its Charter)

Nevada	88-0336997
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

9601 S. Meridian Blvd. Englewood, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

2000 LAUNCH BONUS PLAN

1999 LAUNCH BONUS PLAN

1998 LAUNCH BONUS PLAN

1997 LAUNCH BONUS PLAN

1996 LAUNCH BONUS PLAN

(Full Title of the Plans)

R. Stanton Dodge

Executive Vice President, General Counsel and Secretary

DISH Network Corporation
9601 S. Meridian Blvd.
Englewood, Colorado 80112

(Name and Address of Agent for Service)

(303) 723-1000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”) filed with the Securities and Exchange Commission by DISH Network Corporation, a Nevada corporation (the “Company”):

•                  Registration Statement No. 333-59148, filed on April 18, 2001, pertaining to the registration of 41,500 shares of the Company’s Class A common stock, $0.01 par value per share (the “Class A Common Stock”), issuable under the Company’s 2000 Launch Bonus Plan;

•                  Registration Statement No. 333-95099, filed on January 20, 2000, pertaining to the registration of 31,500 shares of Class A Common Stock issuable under the Company’s 1999 Launch Bonus Plan;

•                  Registration Statement No. 333-51259, filed on April 29, 1998, pertaining to the registration of 16,590 shares of Class A Common Stock issuable under the Company’s 1998 Launch Bonus Plan;

•                  Registration Statement No. 333-36749, filed on September 30, 1997, pertaining to the registration of 13,250 shares of Class A Common Stock issuable under the Company’s 1997 Launch Bonus Plan; and

•                  Registration Statement No. 333-11597, filed on September 9, 1996, pertaining to the registration of 8,000 shares of Class A Common Stock issuable under the Company’s 1996 Launch Bonus Plan.

The offerings contemplated by the Registration Statements have terminated, and the Company is no longer required to keep the Registration Statements effective.  These Post-Effective Amendments are being filed solely to remove from registration all 2,450 shares of Class A Common Stock under the Registration Statements that remain unsold and to terminate the effectiveness of the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on June 9, 2015.

DISH NETWORK CORPORATION

By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statements has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles W. Ergen	Chairman, President and Chief Executive Officer	June 9, 2015
Charles W. Ergen	(Principal Executive Officer)

/s/ Steven E. Swain	Senior Vice President and Chief Financial Officer	June 9, 2015
Steven E. Swain	(Principal Financial and Accounting Officer)

/s/ George R. Brokaw	Director	June 9, 2015
George R. Brokaw

/s/ James DeFranco	Director	June 9, 2015
James DeFranco

/s/ Cantey M. Ergen	Director	June 9, 2015
Cantey M. Ergen

/s/ Steven R. Goodbarn	Director	June 9, 2015
Steven R. Goodbarn

/s/ Charles M. Lillis	Director	June 9, 2015
Charles M. Lillis

/s/ Afshin Mohebbi	Director	June 9, 2015
Afshin Mohebbi

/s/ David K. Moskowitz	Director	June 9, 2015
David K. Moskowitz

/s/ Tom A. Ortolf	Director	June 9, 2015
Tom A. Ortolf

/s/ Carl E. Vogel	Director	June 9, 2015
Carl E. Vogel